Exhibit 10.2

NEW GRANTS

ORCHARD SUPPLY HARDWARE STORES CORPORATION

STOCK OPTION GRANT NOTICE

2011 EQUITY INCENTIVE PLAN

Orchard Supply Hardware Stores Corporation (the “Company”), pursuant to the Orchard Supply Hardware Stores Corporation 2011 Equity Incentive Plan, as amended (the “Plan”), hereby grants to the Optionholder identified below a Nonstatutory Stock Option to purchase the number of shares of the Company’s Common Stock (the “Shares”) set forth below. This Option is subject to all of the terms and conditions as set forth herein and in the Option Agreement and the Plan, both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Exercise Schedule:	Same as Vesting Schedule.

Vesting Schedule:	[TBD]

Payment Methods:	Cash or check and, unless otherwise prohibited by the Company, any other method as set forth in Section 3 of the Option Agreement.

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Option Agreement, and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of Shares and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the agreements, if any, listed below:

Other Agreements:

ORCHARD SUPPLY HARDWARE STORES CORPORATION	OPTIONHOLDER

By:
Signature	Signature

Title:

Attachments: Option Agreement and 2011 Equity Incentive Plan

ORCHARD SUPPLY HARDWARE STORES CORPORATION

2011 EQUITY INCENTIVE PLAN

OPTION AGREEMENT

(TIME-BASED STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Orchard Supply Hardware Stores Corporation (the “Company”) has granted you a stock option under the Orchard Supply Hardware Stores Corporation 2011 Equity Incentive Plan, as amended (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Capitalized terms not defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan. For the avoidance of doubt, the terms and conditions of the Grant Notice are a part of the Option Agreement, unless otherwise specified. This Agreement shall automatically apply to any number of additional Grant Notices as may be subsequently entered into with respect to Nonstatutory Stock Options granted to you under the Plan except as may be specifically set forth in such future Grant Notice.

The details and terms and conditions of this Option Agreement shall govern your Nonstatutory Stock Option:

1. Vesting. Subject to the limitations contained herein, your Option will vest as set forth in your Grant Notice, provided that vesting will cease upon the termination of your service with the Company as an employee, director or consultant. For the purposes of this Option Agreement, in the event of an involuntary termination of your service with the Company, the termination shall be effective, and vesting shall cease, as of the date stated in the relevant notice of termination and, unless otherwise required by law, will not be extended by any notice period or other period of leave. Subject to Applicable Law, the Company shall determine the date of termination in its sole discretion.

2. Number of Shares and Exercise Price. The number of shares of Common Stock subject to your Option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for various adjustments in the Company’s equity capital structure, as provided in the Plan.

3. Method of Payment.

(a) Payment of the exercise price is due in full upon exercise of all or any part of your Option. You may elect to make payment of the exercise price in cash or by check. Alternatively, unless otherwise specified by the Committee, provided that at the time of exercise there is a public market for the shares of Common Stock, you may elect that your exercise be implemented pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds to the extent provided for by the Company and pursuant to such procedures as the Company may specify from time to time. Notwithstanding the terms of the previous sentence, you may not be permitted to exercise your Option pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board if such exercise would violate the provisions of Section 402 of the Sarbanes-Oxley Act of 2002 or other Applicable Law.

(b) Notwithstanding the foregoing, unless otherwise specified by the Committee, you may make payment of the exercise price and/or taxes relating to such exercise, in whole or in part, in shares of Common Stock having a Fair Market Value equal to the amount of the aggregate exercise price or taxes, or such portion thereof, as applicable, to the extent provided for by the Company and pursuant to such procedures as the Company may specify from time to time; provided, however, that you must satisfy all such requirements as may be imposed by the Company, including without limitation that you have held such shares for such period as may be established from time to time by the Company in order to avoid a supplemental charge to earnings for financial accounting purposes, if any, and that any withholding for tax purposes does not exceed the statutory minimum rate of withholding.

(c) Where you are permitted to pay the exercise price of an Option and/or taxes relating to the exercise of an Option by delivering shares of Common Stock, you may, subject to procedures satisfactory to the Company, satisfy such delivery requirement by presenting proof that you are the Beneficial Owner of such shares of Common Stock, in which case the Company shall treat the Option as exercised and/or the taxes paid, as applicable, without further payment and shall withhold such number of shares from the Shares acquired by the exercise of the Option.

(d) Notwithstanding the foregoing, the Company may permit you to make payment of the exercise price in any other form of legal consideration that may be acceptable to the Company in its sole discretion, including an exercise effected on a “net exercise” basis. Additionally, you shall have the right to exercise your Option by way of a “cashless” or “net” exercise pursuant to which the Company shall retain that number of shares of Common Stock having a Fair Market Value equal to the amount of the aggregate exercise price of the Option and/or withholding or taxes associated with such exercise, or such portion thereof, as applicable; provided that such “cashless” or “net” exercise: (i) does not result in adverse accounting treatment to the Company, (ii) in respect of any withholding for tax purposes, does not exceed the statutory minimum rate of withholding, and (iii) is not prohibited by the terms of the Company’s and its Subsidiaries’ financing arrangements as in effect from time to time.

4. Whole Shares. You may exercise your Option only for whole shares of Common Stock.

5. Compliance.

(a) Securities Law Compliance. Notwithstanding anything to the contrary contained herein, you may not exercise your Option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your Option must also comply with other Applicable Law governing your Option, and you may not exercise your Option if the Company determines that such exercise would not be in compliance with Applicable Law.

(b) Plan Compliance. Notwithstanding anything to the contrary contained herein, you may not exercise your Option if the terms of the Plan do not permit the exercise of Options, or if the Company exercises its rights under the Plan to suspend, delay or restrict the exercise of Options.

6. Term. You may not exercise your Option before the commencement of its term on the Date of Grant or after its term expires. Subject to the provisions of the Plan and this Option Agreement, you may exercise all or any part of the vested portion of the Option at any time prior to the earliest to occur of:

(a) the date on which your service with the Company is terminated for Cause;

(b) ninety (90) days after your service with the Company terminates for any reason other than Cause, death or Disability;

(c) twelve (12) months after the termination of your service with the Company due to your Disability;

(d) twelve (12) months after the termination of your service with the Company due to your death; or

(e) the Expiration Date indicated in the Grant Notice.

Notwithstanding the foregoing, if the exercise of your Option is prevented within the applicable time periods set forth in Section 6(b) as a result of the operation of any provision of the Plan, your Option shall not expire before the date that is forty-five (45) days after the date that you are notified by the Company that the Option is again exercisable, but in any event no later than the Expiration Date indicated in your Grant Notice.

7. Exercise Procedures.

(a) Subject to Section 5 above and other relevant terms and conditions of the Plan and this Option Agreement, you may exercise the vested portion of your Option during its term by either (i) delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Chief Financial Officer, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require or (ii) confirming your exercise through such other process or procedures that the Company may establish from time to time with a broker or otherwise, including, but not limited to, the confirmation of exercise through your electronic brokerage account if applicable.

(b) By exercising your Option you agree that, as a condition to any exercise of your Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company (including any Affiliate) arising by reason of (1) the exercise of your Option, or (2) other applicable events that trigger or may trigger the imposition of income, employment or other taxes.

(c) By exercising your Option you agree that, as a condition to any exercise of your Option, you and your spouse, if requested by the Company, contemporaneously with the exercise of your Option and prior to the issuance of any certificate representing the

Shares of Common Stock purchased upon the exercise of your Option, shall execute any agreements by and among the Company and any of the Company’s stockholders which shall then be applicable to the shares of Common Stock to be issued to you, including any and all amendments to such agreements in effect at the time of such exercise, and agree to comply with any and all restrictions which then apply to holders of Common Stock (or the securities which at that time are to be issued upon the exercise of your Option).

(d) As a condition of any exercise of your Option, you and your spouse, if any, agree that prior to the effectiveness of the first underwritten registration of the Company or its Affiliate’s equity securities under the Securities Act, you shall not transfer any or all of the shares of Common Stock purchased upon exercise of your Option unless permitted to do so under the terms of the Plan.

8. Documents Governing Issued Common Stock. Shares of Common Stock that you acquire upon exercise of your Option are subject to the terms of the Plan, the Company’s bylaws, the Company’s certificate of incorporation, any agreement relating to such shares of Common Stock to which you become a party, or any other similar document. You should ensure that you understand your rights and obligations as a stockholder of the Company prior to the time that you exercise your Option.

9. Limitations on Transfer of Options. Your Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your Option.

10. Rights Upon Exercise. You will not have any rights to dividends or other rights of a stockholder with respect to the Shares subject to the Option until you have given written notice of the exercise of the Option, paid in full for such Shares and, if applicable, satisfied any other conditions imposed by the Committee pursuant to the Plan.

11. Option Not a Service Contract. Your Option is not an employment contract, and nothing in your Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or any of its Affiliates, or of the Company or any of its Affiliates to continue your employment. In addition, nothing in your Option shall obligate the Company or any of its Affiliates, their respective stockholders, Boards of Directors, officers or employees to continue any relationship that you might have as a Director or Consultant or otherwise for the Company or any of its Affiliates.

12. Withholding Obligations and Notice Requirement.

(a) At the time you exercise your Option, in whole or in part, or at any time thereafter as requested by the Company or its Affiliates, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company and Applicable Law, including, but not limited to, Section 402 of the Sarbanes-Oxley Act of 2002) any sums required to satisfy any federal, state, local and foreign tax withholding obligations of the Company or any of its Affiliates, which arise in connection with your Option.

(b) You may not exercise your Option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied or appropriate arrangements (acceptable to the Company) are made therefor.

13. Notices. Any notices provided for in your Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt, or in the case of notices delivered by mail to you, five (5) days after deposit in the United States mail (or with another delivery service), certified or registered mail, return receipt requested, postage prepaid, addressed to you at the last address you provided to the Company.

14. Signature in Counterparts. This Option Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Option Subject to Plan Document. By entering into this Option Agreement, you agree and acknowledge that you have received and read a copy of the Plan. The Option is subject to the terms and provisions of the Plan and such terms and provisions are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16. Miscellaneous.

(a) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Option.

(b) You acknowledge and agree that you have reviewed your Option in its entirety, have had an opportunity to obtain the advice of counsel and your personal tax advisor prior to executing and accepting your Option and fully understand all provisions of your Option.

(c) You acknowledge that the grant and terms of this Option are confidential and may not be disclosed by you to any other person, including other employees of the Company and its Affiliates and other participants in the Plan, without the express written consent of the Company. Notwithstanding the foregoing, you may disclose the grant and terms of this Option to your family member, financial advisor, and attorney and as may be required by law or regulation.

(d) The waiver by either party of compliance with any provision of the Option Agreement by the other party shall not operate or be construed as a waiver of any other provision of the Option Agreement, or of any subsequent breach by such party of a provision of the Option Agreement.

(e) This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their legal representatives, heirs, and permitted transferees, successors and assigns.

(f) This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict of laws provision or rule.

(g) This Option Agreement, including those documents and agreements explicitly referenced herein, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral. This Option Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.